Exhibit 10.5

First Amendment

To

General Release and Severance Agreement

This First Amendment to General Release and Severance Agreement (this “Amendment”), dated as of March 17, 2024 is made and entered into by and between Brian McFadden (“Employee”) and Eightco Holdings Inc., a Delaware corporation (formerly and including Cryptyde, Inc.) (the “Company”) for the purpose of amending that certain General Release and Severance Agreement by and between Employee and the Company, dated as of February 26, 2024 (the “Severance Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Severance Agreement.

WHEREAS, the parties mutually desire to modify certain provisions that would otherwise apply to Employee’s resignation from the Board of Directors of the Company pursuant to the Severance Agreement.

NOW, THEREFORE, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	The second sentence of Section 1 of the Severance Agreement is hereby deleted and replaced with the following:

Notwithstanding the foregoing, Employee shall remain a director of the Company under the standard terms, conditions, and bylaws of the Company from the Separation Date through March 17, 2024, or such other date as otherwise agreed by the parties, at which time Employee shall resign from the Board of Directors of the Company.

2.	The Severance Agreement, except as modified by this Amendment, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

EIGHTCO HOLDINGS INC.		BRIAN MCFADDEN

/s/ Paul Vassilakos		/s/ Brian McFadden
Name:	Paul Vassilakos
Title:	CEO

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